Exhibit 10.17

Strictly Confidential

POWER OF ATTORNEY

I, SHEN Haichen, a People’s Republic of China (the “PRC”, solely for the purposes of this Power of Attorney, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan) citizen with PRC Identification Card No.: ***, hold 100% of the entire registered capital of Shenzhen Lvchuang Network Technology Co., Ltd. (the “Domestic Company”) as of the date hereof. I hereby irrevocably authorize Shanghai Aihui Trading Co., Ltd. (the “WFOE”) to exercise the following rights relating to all equity interests held by me currently and in the future in Domestic Company (“My Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: (a) attending shareholders’ meetings of Domestic Company; (b) exercising all the shareholder’s rights and shareholder’s voting rights entitled to me under the laws of the PRC and Domestic Company’s Articles of Association, including but not limited to the sale, transfer, pledge or disposition of My Shareholding in part or in whole; and (c) designating and appointing on behalf of myself the legal representative, directors, supervisors, general manager and other senior management members of Domestic Company.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority under this Power of Attorney to execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the WFOE and Domestic Company on June 19, 2019 and the Equity Pledge Agreement entered into by and among me, the WFOE and Domestic Company on June 19, 2019 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions conducted and documents executed by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

This Power of Attorney shall be effective from the date of execution, and during the period that I am a shareholder of Domestic Company, this Power of Attorney shall remain irrevocable and continuously effective.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

Strictly Confidential

SHEN Haichen

By:	/s/ SHEN Haichen
Date:	2019.6.19

Signature Page to Power of Attorney